Exhibit (e)(2)

                                    EXHIBIT A



         THIS EXHIBIT A, effective as of August 1, 2008, is Exhibit A to that certain Underwriting Agreement dated as of January 1, 2008, between PFPC Distributors, Inc. and the HighMark Funds, a Massachusetts business trust.

                                   PORTFOLIOS


HighMark Balanced Fund
HighMark Cognitive Value Fund
HighMark Core Equity Fund
HighMark Enhanced Growth Fund
HighMark Fundamental Equity Fund
HighMark International Opportunities Fund
HighMark Large Cap Growth Fund
HighMark Large Cap Value Fund
HighMark Small Cap Advantage Fund
HighMark Small Cap Value Fund
HighMark Value Momentum Fund
HighMark Capital Growth Allocation Fund
HighMark Diversified Equity Allocation Fund
HighMark Growth & Income Allocation Fund
HighMark Income Plus Allocation Fund
HighMark Bond Fund
HighMark California Intermediate Tax-Free Bond Fund
HighMark National Intermediate Tax-Free Bond Fund
HighMark Short Term Bond Fund
HighMark California Tax-Free Money Market Fund
HighMark Diversified Money Market Fund
HighMark Treasury Plus Money Market Fund
HighMark U. S. Government Money Market Fund
HighMark 100% U. S. Treasury Money Market Fund